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                            SECTION 906 CERTIFICATION
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Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Duff & Phelps Utility and Corporate Bond Trust, Inc. (the "Fund"), hereby certifies, to the best of his knowledge, that the Fund's Report on Form N-CSR for the period ended June
30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  8/18/04
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         /s/ Nathan I. Partain
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Name:  Nathan I. Partain
Title: Chief Executive Officer


         /s/ Alan M. Meder
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Name:  Alan M. Meder
Title: Chief Financial Officer